CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 9, 2000, relating to the financial statements and financial highlights which appears in the June 30, 2000 Annual Report of the HomeState Group, which is incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP


Milwaukee, WI
October 20, 2000